UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Harley-Davidson, Inc.

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On April 21, 2025, Harley-Davidson, Inc. (the “Company”) launched a website, VoteHarleyDavidson.com, in connection with the Company’s 2025 annual meeting of shareholders. A copy of the website content can be found below.

Important Notice

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this website may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this website that do not relate to matters of historical or current fact should be considered forward-looking statements, including without limitation statements regarding the beliefs, plans, strategies, business or financial prospects or outlook of Harley-Davidson, Inc. (the "Company" or "Harley-Davidson"); future shareholder value; expected growth and value creation; profitability; investments; operations; cost reductions and efficiencies; the Hardwire strategy; executive transition plans; and other priorities or performance. These forward-looking statements are based on information available to the Company as of the time the statements are made as well as the Company's current expectations, assumptions, estimates and projections and are subject to certain risks and uncertainties that are likely to cause actual results to differ materially, unfavorably or favorably, from those anticipated. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms "believes," "anticipates," "expects," "plans," "projects," "may," "will," "estimates," "targets," "intends," "forecasts," "seeks," "sees," "should," "feels," "commits," "assumes," "envisions," or, in each case, their negative or other variations or comparable terminology, or words of similar meaning. Certain of such risks and uncertainties are described below, and others are listed in Part I, Item 1A. Risk Factors and in Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, of the Company's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the "SEC") on February 26, 2025, and in the Company's other subsequent reports filed with the SEC, including, among others, quarterly reports on Form 10-Q. Shareholders, potential investors, and other readers should consider these factors in evaluating, and should not place undue reliance on, the forward-looking statements. Such forward-looking statements speak only as of the date they are first made and the Company disclaims any obligation to publicly update or revise any forward-looking statements after such time, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Factors that may impact such forward-looking statements include, but are not limited to, risks and uncertainties regarding the Company's ability to execute its business plans and strategies, including without limitation the Hardwire strategic plan; manage supply chain and logistics issues;

GUIDED B
UNITED B

Harley-Davidson's Board is focu
Company's legacy. Together, we
value for all shareholders.

Your Board | Resources

Protect your investment and preserve the future of Harley-Davidson by voting "FOR ALL" Director nominees on the WHITE proxy card.

How to Vote


WHITE PROXY CARD
The Board of Directors recommends you vote FOR ALL the nominees
FOR ALL

Your Highly Qualified Board

Harley-Davidson's Director nominees bring exceptional experience and perspectives to the Board.

The Board is acting in the best interests of all shareholders, ensuring leadership continuity during this critical transition.

Our expert Board is critical to the oversight of the Hardwire strategic plan.

Meet Your Board

HARLEY–DAVIDSON



GUIDED BY EXPERIENCE. UNITED BY PURPOSE.

Harley-Davidson's Board is focused on securing the Company's future while preserving the Company's legacy. Together, we are committed to driving innovation, delivering growth, and creating value for all shareholders.

Your Board | Resources

Protect your investment and preserve the future of Harley-Davidson by voting "FOR ALL" Director nominees on the WHITE proxy card.

How to Vote


WHITE PROXY CARD
The Board of Directors recommends you vote FOR ALL the nominees
FOR ALL

Your Highly Qualified Board

Harley-Davidson's Director nominees bring exceptional experience and perspectives to the Board.

The Board is acting in the best interests of all shareholders, ensuring leadership continuity during this critical transition.

Our expert Board is critical to the oversight of the Hardwire strategic plan.

Meet Your Board

HARLEY-DAVIDSON

Meet Your Board



James Duncan Farley, Jr.
Independent Director (identified through Board refreshment process within last four years)

View Bio



Rafeh Masood
Independent Director (identified through Board refreshment process within last four years)

View Bio



Troy Alstead
Independent Director

View Bio



Allan Golston
Independent Director

View Bio



Sara Levinson
Independent Director

View Bio



Norman Thomas Linebarger
Presiding Director (Lead Independent Director)

View Bio



Maryrose Sylvester
Independent Director

View Bio



Jochen Zeitz
Chairman of the Board, President and Chief Executive Officer

View Bio



Lori Flees
Independent Director Nominee (identified through Board refreshment process within last four years)

View Bio

Meet Your Board

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Troy Alstead

Independent Director

Age — 62
Committees — Audit and Finance Committee (Chair), Nominating and Corporate Governance Committee

Qualifications:

- Spent a decade in Starbucks' international business, providing him the experience to help identify ways to grow the reach and impact of our brand, market share, and profits internationally.
- Brings extensive experience in managing a premium brand and maintaining it as a key asset and differentiator.
- Served in a variety of finance roles during his tenure with Starbucks Corporation, including six years as the Chief Financial Officer, through which he gained valuable knowledge and insight into the accounting, finance, and audit functions of a public company.
- Led operating businesses for many years, including divisional leadership internationally and leadership of global operations, providing extensive experience with growth management, organizational development, and leadership.

Biography

Mr. Alstead is the founder of Harbor O5 LLC, which developed a new restaurant and a social concept, Table 47 and Ocean5, that opened in 2017. In February 2016, Mr. Alstead retired from Starbucks Corporation (Nasdaq: SBUX), an American coffee company and coffeehouse chain, after 24 years with the company, having most recently served as Chief Operating Officer. He served as Chief Operating Officer beginning in 2014. From 2008 to 2014, he served as that company's Chief Financial Officer and Chief Administrative Officer. Additionally, he served as Group President, Global Business Services from 2013 until his promotion to Chief Operating Officer. Mr. Alstead joined Starbucks in 1992 and over the years served in a number of operational, general management, and finance roles. Mr. Alstead spent more than a decade in Starbucks' international business, including roles as Senior Leader of Starbucks International, President Europe/Middle East/Africa headquartered in Amsterdam, Chief Operating Officer of Starbucks Greater China, headquartered in Shanghai, and Representative Director of Starbucks Coffee Japan headquartered in Tokyo. Mr. Alstead is also a member of the board of directors of Levi Strauss & Co. (NYSE: LEVI), Array Technologies, Inc. (Nasdaq: ARRY), and Heritage Distilling Holding Company, Inc. (Nasdaq: CASK).

Meet Your Board

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James Duncan Farley, Jr.

Independent Director (identified through Board refreshment process within last four years)

Age — 62
Committees — Audit and Finance Committee, Nominating and Corporate Governance Committee

Qualifications:

- Brings extensive experience working for an automotive company with a strong brand in executive leadership roles through which he gained the experience necessary to help grow the reach and impact of our brand and profits.
- Served in a variety of leadership roles where he led business transformations focused on new products, a strong brand and profitable growth, enabling him to provide guidance on our strategic plan.
- Has extensive experience at an executive level in managing a company that has a significant focus on manufacturing and supply chain, providing him the experience to help our senior management effectively and efficiently operate our production and logistics operations.
- Provides our Board with valuable insights on implementing initiatives designed to leverage an organization's core strengths and deliver financial returns to shareholders through his extensive executive experience with a public company.

Biography

Mr. Farley has served as President and Chief Executive Officer of Ford Motor Company (NYSE: F), an automobile manufacturer, since October 2020. As CEO, Mr. Farley is focused on accelerating Ford's transformation through operational excellence to deliver sustainable profit growth and customer value. He also serves as a member of Ford's Board of Directors, represents Ford on the U.S.-China Business Council Board of Directors and has been appointed co-chair of the Future of Mobility Commission.

Mr. Farley served as Chief Operating Officer at Ford in 2020, prior to his appointment as CEO, where he worked to strengthen Ford's automotive operations, overseeing all of Ford's global markets and automotive operations. Mr. Farley also served as President of New Businesses, Technology and Strategy from 2019 to 2020 and Executive Vice President and President of Global Markets from 2017 to 2019, where he led Ford's strategic transformation into a higher growth, higher margin business by leveraging smart, connected vehicles and breakthrough customer experiences. From 2015 to 2017, Mr. Farley served as Executive Vice President and President, Ford Europe, Middle East, and Africa. Prior to that position, he served as Executive Vice President of Global Marketing, Sales & Service. Mr. Farley held operating responsibility as the senior global leader for Lincoln from 2012 to 2014 and was appointed to lead global marketing sales and service in 2010.

Mr. Farley attended Georgetown University in Washington, D.C., where he earned a bachelor's degree in economics and the University of California, Los Angeles (UCLA), where he graduated from the Anderson School of Management with a Master of Business Administration.

Meet Your Board

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Lori Flees

Independent Director Nominee (identified through Board refreshment process within last four years)

Age — 54

Qualifications:

- Brings extensive experience in retail, M&A, and corporate strategy, giving her the experience to provide valuable insights and direction to our sales and distribution channels and strategic plan.
- Provides the skills and expertise necessary to evaluate initiatives that aim to leverage core strengths and deliver financial returns to shareholders through her executive experience with public companies.
- Served in several executive leadership roles with experience driving strategic direction and growth of an enterprise, providing her with the experience necessary to evaluate management's strategies and provide guidance on our strategic plan.

Biography

Ms. Flees has served as Chief Executive Officer and President of Valvoline Inc. (NYSE: VVV), a retail automotive services company, since October 2023. Prior to her appointment as CEO, Ms. Flees served as President of Valvoline's Retail Services business segment from 2022 until her appointment as CEO.

Before joining Valvoline as President of Retail Services in 2022, Ms. Flees spent nearly a decade at Walmart serving in several roles. Ms. Flees was Senior Vice President and Chief Operating Officer for Walmart Health & Wellness from 2020 to 2022, where she oversaw all aspects of Walmart's health and wellness business across more than 4,800 locations, including the COVID vaccination operations. She also served as the company's Head of Corporate Strategy and M&A, Senior Vice President of Next Generation Retail, Principal of StoreNo8, as well as Senior Vice President and General Merchandise Manager for Sam's Club Health & Wellness, the 590-site wholesale club's pharmacy, optical and audiology business. Prior to Walmart, Ms. Flees was a partner at Bain & Company Inc., where she served clients across consumer goods and services, engineering and construction, industrial and oil and gas industries during her 17 years with the firm. Early in her career, she worked at Intel and at General Motors.

A native of Michigan, Ms. Flees holds a bachelor's degree in management systems from GMI Engineering & Management Institute (now Kettering University) and a Master of Business Administration from Harvard Business School.

Meet Your Board

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Allan Golston

Independent Director

Age — 58
Committees — Audit and Finance Committee, Nominating and Corporate Governance Committee (Chair)

Qualifications:

- Brings extensive experience working for and investing in organizations focused on integrating business results and social responsibility that will continue to help guide us as we seek to grow our business without growing our environmental impact.
- Spent the last 25 years in executive leadership roles at the Gates Foundation where he gained expertise in initiating and leading strategic projects, including opening and operating offices in India and China, providing the experience necessary to help guide our strategic plan.
- Served in a variety of executive finance roles, including as Chief Financial and Administrative Officer for the Gates Foundation, enabling him to make valuable contributions to our Audit and Finance Committee.

Biography

Mr. Golston has been President of the United States Program for the Gates Foundation, a private foundation that supports initiatives in education, world health and population, and community giving in the Pacific Northwest, since 2006. Mr. Golston served as Chief Financial and Administrative Officer for that foundation from 2000 to 2006. He has held positions as a finance executive with Swedish Health Services in Seattle, Washington and with the University of Colorado Hospital. Mr. Golston serves on the board of directors of Gates Philanthropy Partners, a non-profit organization. He is also a member of the board of directors of Stryker Corporation (NYSE: SYK), has served on its audit committee, and is currently a member of its nominating and corporate governance committee and chair of its compensation committee (retiring May 2025).

Meet Your Board

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Sara Levinson

Independent Director

Age — 74
Committees — Human Resources Committee, Nominating and Corporate Governance Committee, Sustainability and Safety Committee

Qualifications:

- Provides our Board with many years of leadership and corporate governance experience from her service as an executive of several major consumer-focused companies and board member of an iconic American department store chain.
- Has served in executive and leadership roles at digital and media-based companies, including international companies such as MTV: Music Television, which allows her to provide valuable insights to the Company as we strengthen our brand experience online.
- Brings expertise in marketing and licensing, which helps the Company as we seek to maintain and grow our lifestyle brand.

Biography

Ms. Levinson is a retired media, sports, and entertainment executive. She is co-founder of Katapult Studio, a digital entertainment company, and served as a director of Katapult Studio from 2013 to 2023. She served as the Non-Executive Chairman of ClubMom, Inc., an internet-based consumer relationship company, a position she held from 2002 to 2008. She previously served as Chairman and Chief Executive Officer of ClubMom, Inc. from 2000 to 2002 and as President of the Women's Group of Rodale, Inc., which was the world's leading publisher of information on healthy, active lifestyles, from 2002 to 2005. Ms. Levinson was President of NFL Properties, Inc., a trademark licensing company for the National Football League, from 1994 to 2000. Prior to that time, Ms. Levinson served as President and Business Director of MTV: Music Television, a cable television network. Ms. Levinson holds a Master of Business Administration from Columbia University and has expertise in marketing and licensing. She is also a member of the board of directors for Macy's, Inc. (NYSE: M) (retiring May 2025).

Meet Your Board

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Norman Thomas Linebarger

Presiding Director (Lead Independent Director)

Age — 62
Committees — Human Resources Committee, Nominating and Corporate Governance Committee, Sustainability and Safety Committee

Qualifications:

- Brings extensive experience in manufacturing and engineering that will help guide our initiatives to launch high impact new motorcycles and related products.
- Provides the skills and expertise necessary to assess the effectiveness of our Board and its practices through his service as the former Executive Chairman of Cummins.
- Brings over 23 years of executive leadership experience with a public company to our Board and is deeply familiar with implementing initiatives designed to leverage an organization's core strengths and deliver superior returns on invested capital.

Biography

Mr. Linebarger served as Chairman and Chief Executive Officer of Cummins Inc. (NYSE: CMI), the largest independent maker of diesel engines and related products, from 2012 to 2022. Mr. Linebarger was also the Executive Chairman of Cummins' Board of Directors beginning in 2022 and retired from that position in 2023. Prior to his role as Chief Executive Officer, Mr. Linebarger served as President and Chief Operating Officer of Cummins from 2008 to 2012. Mr. Linebarger also served as Executive Vice President of Cummins and President of Cummins Power Generation from 2005 to 2008, as Cummins' Vice President and President of Cummins Power Generation from 2003 to 2005 and as Cummins' Chief Financial Officer from 2000 to 2003. Mr. Linebarger has a Master of Business Administration from the Stanford Graduate School of Business and a master's degree in manufacturing systems engineering from Stanford University. He has expertise in finance, engineering, international business matters, and operations. Mr. Linebarger was a director of Pactiv Corporation from 2005 to 2010 and served as Chair of the board of directors for the US-China Business Council from 2020 to 2022. Mr. Linebarger is also a member of the board of directors of Republic Services, Inc. (NYSE: RSG).

Meet Your Board

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Rafeh Masood

Independent Director (identified through Board refreshment process within last four years)

Age — 46
Committees — Audit and Finance Committee, Nominating and Corporate Governance Committee

Qualifications:

- Brings deep expertise in digital transformation, AI, and omni-channel strategy, key to advancing Harley-Davidson's strategy.
- His insights into customer engagement and the application of data and AI support the Company's efforts to strengthen brand relevance and reach both current riders and new audiences.

Biography

Mr. Masood is the Chief Growth and Digital Officer of Royal Caribbean Group (NYSE: RCL), a global cruise company. In this role, he oversees digital experiences, data and AI, travel commerce platforms, and cross-brand awareness across the company's family of brands to strengthen customer relationships and drive business excellence.

Prior to joining Royal Caribbean Group in March 2023, Mr. Masood served as Executive Vice President (EVP) and Chief Customer Officer at Bed Bath & Beyond Inc., a home goods retailer, from 2021 until 2022, where he led efforts to enhance the omni-channel customer experience through e-commerce, marketing, and customer engagement strategies. Mr. Masood also served as EVP and Chief Digital Officer at Bed Bath & Beyond Inc. from 2020 until 2021.

Mr. Masood previously served as Senior Vice President and Chief Digital Officer at BJ's Wholesale Club Holdings, Inc. (NYSE: BJ), a membership-only warehouse club, where he led the company's digital and omnichannel business, including strategy, customer experience, and product development. Previously, he held leadership roles in customer innovation, technology, operations and procurement at DICK's Sporting Goods (NYSE: DKS), Sears, and BAWAG Group.

Mr. Masood holds a bachelor's degree in information systems and a Master of Business Administration from DePaul University. He also serves as an adjunct faculty member at Carnegie Mellon University's Heinz College of Information Systems and Public Policy.

Meet Your Board

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Maryrose Sylvester

Independent Director

Age — 59
Committees — Human Resources Committee (Chair), Nominating and Corporate Governance Committee, Sustainability and Safety Committee

Qualifications:

- Held executive and leadership positions at various divisions of GE for 19 years, giving her a wide variety of expertise in the management and governance of a public company.
- Brings extensive consumer marketing and distribution channel experience as the former CEO of GE Lighting and former CEO and President of GE Intelligent Platforms, which allows her to assess our plans to improve operations and our go-to-market strategy.
- Brings extensive knowledge and expertise in engineering product development, including manufacturing software, wireless control systems, energy storage, EV charging, robotics, and industrial automation.
- Provides our Board with valuable insights on reducing the environmental impact of our products given her significant experience leading the development of energy-efficient products at GE.

Biography

Ms. Sylvester previously served as U.S. Managing Director and U.S. Head of Electrification of ABB Group from 2019 to 2020. ABB Group is a multinational corporation headquartered in Zurich, Switzerland, operating mainly in areas of electrification, robotics, power, heavy electrical equipment, and automation. ABB Group's electrification business offers a wide-ranging portfolio of products, digital solutions, and services, including electric vehicle infrastructure, solar inverters, modular substations, distribution automation, power protection, and other electrical equipment. Prior to her service at ABB Group, Ms. Sylvester served as President and Chief Executive Officer of Current, powered by GE, from 2015 until 2019. Current is a digital power service business that manufactures and assembles integrated energy systems combining LEDs, solar, storage, onsite power, energy storage, solar power systems for commercial buildings, EV charging, and wireless controls systems. Ms. Sylvester also served as President and CEO of General Electric (GE) Intelligent Platforms, an industrial automation business and a maker of PLCs, Distributed Control Systems, SCADA systems, IO devices, Manufacturing Software such as MES and HMI, and embedded computing systems, as well as President and CEO of GE Lighting, a subsidiary of GE, from 2011 to 2015. GE Lighting manufactures, sources, and sells a full suite of energy-efficient lighting solutions, including systems and controls. She was employed by GE between 1988 to 2019.

Ms. Sylvester holds an undergraduate degree in Procurement and Production Management from Bowling Green State University and a Master of Business Administration from Cleveland State University. Ms. Sylvester is also a member of the board of directors of Waste Management, Inc. (NYSE: WM), Vontier Corporation (NYSE: VNT), and Flex Ltd. (Nasdaq: FLEX).

Meet Your Board

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Jochen Zeitz

Chairman of the Board, President and Chief Executive Officer

Age — 62
Committees — Sustainability and Safety Committee (Chair)

Qualifications:

- Brings extensive executive experience restructuring and transforming a company into a premium lifestyle brand, having transformed PUMA from a low-price brand into a premium sport lifestyle brand, giving him the business experience to provide our Company with important insights as we restructure our business and strive to maintain our place as the most desirable motorcycle brand in the world.
- Served in executive and board leadership positions for over 29 years, including at Kering and PUMA, where his experience developing and marketing apparel brands to international consumers can help guide our initiatives to expand our complementary businesses and engage beyond motorcycles.
- Has supported not-for-profit initiatives including serving on the board of The B Team, an initiative that supports sustainable business practices.

Biography

Mr. Zeitz is the Company's Chief Executive Officer and Chairman of the Board. Mr. Zeitz has been a Director of Harley-Davidson, Inc. since 2007 and was appointed its Acting President and Chief Executive Officer from February 2020 until May 2020, when he was appointed to serve as President and Chief Executive Officer. Mr. Zeitz has served as Chairman of the Board since February 2020 and is Chair of the Board's Sustainability and Safety Committee. Mr. Zeitz served as Chairman of the Board and Chief Executive Officer of LiveWire Group, Inc. (NYSE: LVWR) from September 2022 to June 2023. Mr. Zeitz continues to serve as Chairman of the Board of LiveWire Group, Inc.

Mr. Zeitz served as Chairman and Chief Executive Officer of the sporting goods company PUMA AG from 1993 to 2011. He was also PUMA's Chief Financial Officer from 1993 to 2005. Mr. Zeitz served as a director of luxury goods company Kering (formerly PPR) from 2012 to 2016. He was a member of Kering's Executive Committee and Chief Executive Officer of its Sport & Lifestyle division from 2010 to 2012. Mr. Zeitz is an Advisor and Board Member of the Cranemere Group Limited and cofounded The B Team with Sir Richard Branson. He is also the Founder and Chairman of the ZEITZ Foundation, founder of Segera Conservancy and The Long Run, and co-founder of the Zeitz Museum of Contemporary Art Africa (Zeitz MOCAA) in Cape Town, which preserves and exhibits contemporary art from Africa and its diaspora.

Resources

SEC FILINGS

Additional Proxy Soliciting Materials (definitive)

April 21, 2025

Read more →

Proxy Statement (definitive)

April 3, 2025

Read more →

Contacts

Media

HOG@fgsglobal.com

Investors

Shawn Collins
shawn.collins@Harley-Davidson.com
(414) 343-8002

Voting

(877) 456-3507
(toll-free from the U.S. and Canada)

(412) 232-3651
(from other countries)



Your Vote is Important

LIVE WEBCAST

Harley-Davidson's Virtual Annual Meeting

May 14, 2025, 3:00 pm, Central Daylight Time

Questions?

Innisfree M&A Incorporated

(877) 456-3507 (toll-free from the U.S. and Canada)
(412) 232-3651 (from other countries)


WHITE PROXY CARD
The Board of Directors recommends you vote FOR ALL the nominees
FOR ALL

How to Vote

Online

Locate your control number on your WHITE proxy card, visit the website listed and follow the instructions.

Phone

Dial the 24/7 toll-free telephone number shown on your WHITE proxy card and follow the instructions.

Mail

Mark, sign and date your WHITE proxy card and return it in the pre-paid envelope provided.

QR Code

Scan the QR code on your proxy material with your mobile device and follow the instructions.

Cookie Policy

Cookie Notice as of October 2020

Use of Cookies by Harley-Davidson

Harley-Davidson websites make use of cookies and web beacons (hereafter referred to as "cookies"). These tools consist of small text or pixel files that are stored on your computer.

Because we value your privacy and want to be transparent in how we collect information about you, this notice provides details on the cookies we use, how you can oppose their use and how this will impact your browsing experience.

What cookies do we use?

Below we have detailed the categories of cookies set by our websites and their purpose. In some cases we use third party cookies, in which case the source is also indicated.

Strictly necessary cookies — These cookies are essential for you to browse the website and use its features. Without these cookies we cannot hold items in your shopping cart while shopping on the site or use certain features to access secure areas of the site.

Preferences cookies — Also known as "functionality cookies," these cookies allow our website to remember choices you have made in the past, like what language you prefer, what region site you would like to see when you return, or what your user name and password are so you can automatically log in.

Statistics cookies — Also known as "performance cookies," these cookies collect information about how you use a website, like which pages you visited and which links you clicked on. None of this information can be used to identify you. It is all aggregated and, therefore, anonymized. Their sole purpose is to improve website functions. This includes cookies from third-party analytics services as long as the cookies are for the exclusive use of the owner of the website visited.

Marketing cookies — These cookies track your online activity to help tailor more relevant advertising or to limit how many times you see an ad. This information may be used by Harley-Davidson and others to, among other things, analyze and track data, determine the popularity of certain content, deliver advertising and content targeted to your interest on our Services and other websites, and better understand your online activity.

How to disable or enable cookies?

You can accept or decline cookies by modifying the settings in your browser. However, if you disable cookies, you will not be able to use all of the interactive features of the site.

Most web browsers allow you to control the cookies saved on your computer. You can find out more about cookies, including how to see what cookies have been set and how to manage and delete them on www.allaboutcookies.org.

To delete, change or manage your cookie settings, select from some of the most popular browser below to learn more:

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Third-Party Cookies

In addition, our websites may allow you to "share" content with friends through social networks. These social networks may set a cookie when you are logged in to their service and use the share functionality on our websites. Harley-Davidson does not control these cookies. Please check the social networks websites for more information about their cookies and how they use them.

HOW DO I CONTACT HARLEY-DAVIDSON?

Please see our Privacy Policy

Privacy Policy

Harley-Davidson Privacy Notice

Privacy Notice as of October 2021

Welcome to Harley-Davidson

Our primary goal in collecting your personal information is to enable us to provide our products and services to you and help personalize your interactions and experiences with us. our products and services to you and help personalize your interactions and experiences with us. This Privacy Notice explains what personal information we may collect about you, when we may collect it, how we may use it, with whom we may disclose it, and certain jurisdiction-specific rights. This Privacy Notice applies to your use of any online services we provide, regardless of how you access or use it.

Harley-Davidson commitment to your privacy

Who is Harley-Davidson?

For the purposes of this Notice, Harley-Davidson is Harley-Davidson, Inc ("HD Service") owned or operated by Harley-Davidson, Inc. and its subsidiary and affiliate entities (excluding Harley-Davidson Financial Services, Inc. and its subsidiary entities) (collectively, "Harley-Davidson", "we", or "us" or "our"). This Privacy Policy will provide you with information as to how Harley-Davidson collects, uses, and shares information about you, including the choices Harley-Davidson offers with respect to that information, and applies to your use of any HD Service, regardless of how you access or use it. It does not apply to Harley-Davidson 's data collection activities offline or otherwise outside of the HD Services (unless otherwise stated below or at the time of collection). For certain HD Services, there may be additional notices about information practices and choices. Please read those additional privacy disclosures to understand how they apply to you.

Harley-Davidson Financial Services and Harley-Davidson HOG Chapters have their own privacy practices and privacy notices, including their own opt-in and opt-out processes. Please visit: myhdfs.com to learn more about Harley-Davidson Financial Services' privacy practices.

Harley-Davidson dealers operate independently from Harley-Davidson. Dealers may share certain information with us in connection with your purchase of a Harley-Davidson vehicle. However, this Privacy Policy does not apply to them or your communications with them. To learn more about a dealer's privacy practices or to change your privacy preferences with a dealer, please contact the dealer.

By visiting or otherwise using the HD Services, you agree to the HD Service's Terms of Use and consent to our data collection, use, and disclosure practices, and other activities as described in this Privacy Notice, and any additional privacy statements that may be posted on an applicable part of the HD Services. If you do not agree and consent, please discontinue use of the HD Services.

Who is responsible for the collection and use of my personal information?

The entity responsible for the data processing described in this Notice is Harley-Davidson, Inc., 3700 West Juneau Avenue, Milwaukee, WI 53208, United States ("Harley-Davidson, Inc."), which is the data controller of such data processing for the purposes of data protection laws.

The entity responsible for the personal data processed in relation to products we sell through our website ("Online Sales") and which is the data controller of such data processing for the purposes of data protection laws is:

- Harley-Davidson Motor Company, Inc., 3700 W Juneau Ave, Milwaukee, WI 53208 ("Harley-Davidson Motor Company").

The contact details of each of these controllers can be found in the "How do I contact Harley-Davidson?" section below.

In this Notice, "Harley-Davidson", "we" or "us" is used to refer to the entity which is the controller for the relevant data processing activity as outlined above.

Please note that this Notice does not apply to Harley-Davidson Financial Services, which has its own privacy practices and privacy notice. Please visit: www.myhdfs.com to learn more about its privacy practices.

Our independent Harley-Davidson dealers may share certain information with us in connection with your purchase of a Harley-Davidson vehicle. However, this Notice does not apply to them or your communications with them. Please contact the dealer or visit the dealer website to learn more about its privacy practices.

What kind of information does Harley-Davidson collect and when?

We may collect personal information from you when you visit one of our websites, save your information with us online, contact us with a question or concern, want to organize a test ride or organize a rental, process your information for warranty purposes or participate in a contest, promotion, or survey.

Harley-Davidson Company, Inc. (as applicable, depending on customer location) will also collect personal information from you in the context of Online Sales. If we do not collect this personal information, we may not be able to provide you with the products and services you have requested.

Information You Provide

Providing the information identified in this section is optional. However, if we do not collect this personal information, we may not be able to provide you with the products and services you have requested. The information you provide may include:

- Your name, email address, postal address, phone number, mobile phone ID, location data, gender, birthday, and other registration information.
- Information about your personal interests, including product and service interests;
- Transaction-related information, including your credit card number and information about the purchases you make and services you subscribe to online, by phone, or in our stores;
- Information you otherwise provide us, such as when you contact us;
- Information from our joint marketing partners or other related third parties as permitted by local law.

Information We Collect Automatically

In addition to any personal information or other information that you choose to submit to us, we and our vendors (including content and analytics providers and advertising companies) may use a variety of tracking technologies that automatically or passively collect certain information whenever you visit or interact with our websites or one of our advertisements or other content elsewhere online. This type of usage information may include the browser you are using, your IP address or other unique identifier, geolocation, search terms, your use of the HD Services (including clicks, movement, scrolling, and keystroke activity), the URL that referred you to the HD Services, all of the areas within our websites that you visit, anonymous traffic data, and the time of the visit.

Tracking technologies that may be used on our websites include:

- Cookies, which are bits of electronic information that a website may transfer to a visitor's computer to identify specific information about visits to a website. "Strictly Necessary" cookies are essential for the operation of the website and enable you to access certain website features. "Functional" cookies are used to recognize you when you return to a website. They also remember your preferences (such as your username, language, and region) on websites and enable us to personalize content for you. "Analytics" cookies are used to monitor website performance, for example by recognizing recognize and counting the number of visitors and observing how visitors move around the website. "Targeting and advertising" cookies may be placed on a device to recognize the device and use that information to provide you with advertising tailored to your interests.
- Pixel tags (also called "action pixels", "web beacons", or "clear gifs") and/or JavaScript plug-ins placed on websites or in emails sent to you. These are small graphic images (typically that you cannot see) or code on a website or in an email message which may be used for measuring click-throughs or tracking the performance of email marketing campaigns.
- Web server logs create a record of activity on the website, such as if you enter a search term into a search box.

We may use GPS (global positioning systems) software, geo-filtering, and other location-aware technologies to locate you, sometimes precisely, for purposes such as verifying your location and delivering or restricting content based on your location. HD Services may be personalized based on various information we may have about you to provide you with more location-relevant content.
We may combine certain automatically collected information with other information we obtain about you, which may include data we obtain from third parties.
We or other parties may collect personal information about your online activities over time and across different websites when you use our websites.
You can set your browser not to accept cookies or to notify you when you are sent a cookie, giving you the opportunity to decide whether or not to accept it. You may also use commonly available tools in your browser to remove cookies which may have been placed on your computer. However, please note that if you disable the use of cookies on your computer, some functionality of our websites will not work.
Your web browser may have settings that allow you to transmit a "Do Not Track" signal when you visit various websites or use online services. Like many websites and online services, our websites are not designed to respond to "Do Not Track" signals received from browsers. To learn more about "Do Not Track" signals, you may wish to visit http://www.allaboutdnt.com/.
We may use third-party technology to collect and use data in connection with interest-based advertising. These third-party ad technology companies and advertisers may use, store, or access cookies, web beacons, and other storage technologies to collect or receive information from our websites and elsewhere on the Internet and use that information to provide advertising services to us, including interest-based advertising or advertisements targeted to your interests.
We may use certain third-party web analytics services. We've implemented Google Analytics Advertising features such as dynamic remarketing, interest-based advertising, audience targeting, behavioral reporting, demographics and interests reporting, user segment analysis, device reporting, display advertising, and video ads reporting. We and our vendors may use first-party cookies or other first-party identifiers as well as third-party cookies or other third-party identifiers to deliver advertisements, create a profile of you, measure your interests, detect your demographics, detect your location, detect your device, and personalize content.
To find out more about how these third-party analytics services manage the privacy of information in conjunction with delivering ads online, and how to opt-out of information collection by these networks, please visit: http://www.youradchoices.com, http://www.aboutads.info/appchoices, or http://www.networkadvertising.org.
For more information on how Google Analytics uses data collected through our websites, visit: www.google.com/policies/privacy/partners/. To opt out of Google Analytics cookies, visit: http://www.google.com/settings/ads and https://tools.google.com/dlpage/gaoptout/.
You may opt out of Facebook Custom Audience by logging into your Facebook account and changing your privacy or advertising settings as per Facebook's opt-out instructions. You may also use your Facebook account settings to unlink your Facebook account from our websites.
We may collect, use, store and transfer different kinds of personal data about you which we have grouped together as follows.

Category of Data	
Identity Data	Information about you including your first name, last name, title, date of birth, gender, Driver's License information, VIN, Photo.
Contact Data	Contact details including billing address, delivery address, email address and telephone numbers.
Payment Data	Credit card/payment details, issuing bank, expiry date and security code and billing address.
Transaction Data	Details about payments to and from you and other details of products and services you have purchased from us either in-store or online and from which of our stores where applicable.
Technical Data	Internet protocol (IP) address, your login data, device information, browser type and version, time zone setting and location, browser plug-in types and versions, operating system and platform and other technology on the devices you use to access our website or app.
Profile Data	Information about your profile including your username and password, purchases or orders made by you, your interests, preferences, clothing sizes, warranty information for products you purchase, feedback and survey responses, and customer testimonials.
Usage Data	Information about how you use our website, mobile app, products and services, including session ID, length of visits to certain pages, and page interaction information (such as keyword searches, scrolling, clicks and mouseovers).
Marketing and Communications Data	Your preferences in receiving marketing from us and our third parties and your communication preferences.
Mobile App Data	Your device type, operating system, IP address, the unique identification number, the type of browser, the Internet service provider, information about your use of the app, and location of your device (assuming you have agreed in your device settings to the location of your device).
Customer Service Data	Information collected or generated for customer service purposes, including chat history with customer service representatives and details of any phone calls or other requests addressed to our customer service team (nature and purpose of request, service and repair history and any follow-up actions).

We process your personal information in order to	We use the following categories of personal information	We rely on the following legal grounds to carry this processing
Render a service that you requested such as facilitating rentals or test rides, answering your queries relating to our products, dealers or events, enrolling you for rallies, tours or Harley Owner Group events or managing your HOG membership, or dealing with customer requests or complaints	· Identity Data · Contact Data · Payment Data · Transaction Data · Technical Data · Profile Data · Usage Data Marketing and Communication Data · Customer Service Data	Necessity for the performance of your contract/subscription with us Our legitimate interests in providing you with customer service

Liaise with you regarding warranty or recall information	· Identity Data · Contact Data · Transaction Data · Technical Data · Profile Data · Usage Data · Customer Service Data	Necessity for the performance of your contract/subscription with us Compliance with our legal obligations, such as product safety laws
Personalize and enhance your experiences when you interact with Harley-Davidson	· Identity Data · Contact Data · Transaction Data · Technical Data · Profile Data · Usage Data · Marketing and Communication Data · Mobile App Data	Our legitimate interests in improving user experience and our products and services
Help us learn more about your motorcycle and retail preferences	· Identity Data · Contact Data · Transaction Data · Technical Data · Profile Data · Usage Data · Marketing and Communication Data	Our legitimate interests in improving user experience and our products and services
Communicate with you and send you information by email, telephone (including autodialed or pre-recorded call), text message, or other means about our products, services, contests, and promotions, until you direct us to no longer contact you with promotional communications	· Identity Data · Contact Data · Transaction Data · Profile Data · Usage Data · Marketing and Communication Data	Your consent, which you are allowed to withdraw at any time (without this affecting the lawfulness of the processing carried out before your withdrawal). (please see the "*How do I opt-in or opt-out of promotional communications?*" section below for more information on this topic) Our legitimate interests in keeping you informed of interesting information about our services and improving user experience (where consent is not required by law)
Update you on membership programs, benefits and services, and to enhance your membership experience	· Identity Data · Contact Data · Technical Data · Profile Data · Usage Data · Marketing and Communication Data	Necessity for the performance of your contract/subscription with us Our legitimate interests in keeping you informed of interesting information about our services and improving user experience
Administer contests and promotions, and to respond to your corresponding requests	· Identity Data · Contact Data · Technical Data · Profile Data · Usage Data · Marketing and Communication Data	Our legitimate interests in conducting legitimate promotional activities and raising brand awareness
Enable us to provide you with the highest quality experiences, products, services and motorcycles	· Identity Data · Contact Data · Technical Data · Profile Data · Usage Data · Marketing and Communication Data · Mobile App Data	Our legitimate interests in better understanding your use of our products and services and in improving them.
Investigate, prevent, or respond to suspected illegal activities or fraud, or to protect the safety, rights, or property of you, us, or a third party	· Identity Data · Contact Data · Payment Data · Transaction Data · Technical Data · Profile Data · Usage Data · Marketing and Communication Data · Mobile App Data	Our legitimate interests in maintaining the integrity and safety of our business and users. Compliance with relevant legal obligations.
Establish or exercise our legal rights or defend against any legal claims	· Identity Data · Contact Data · Payment Data · Transaction Data · Technical Data · Profile Data · Usage Data · Marketing and Communication Data · Mobile App Data	Our legitimate interests in protecting such legal interests.
Manage and improve our websites, mobile app, events, experience, products and services	· Identity Data · Contact Data · Payment Data · Transaction Data · Technical Data · Profile Data · Usage Data · Marketing and	Our legitimate interests in updating and improving our website and other customer-facing platforms to ensure the best overall customer experience.

	Communication Data · Mobile App Data	
Perform market and demographic research and analysis	· Identity Data · Contact Data · Transaction Data · Technical Data · Profile Data · Usage Data · Marketing and Communication Data · Mobile App Data	Our legitimate interests in understanding our customers and target markets in order to increase business efficiency and devise short and long term improvement strategies.
Process and fulfil your orders for products and services	· Purchase Data · Identity Data · Contact Data · Payment Data · Transaction Data · Technical Data · Profile Data · Usage Data · Customer Service Data	Necessity for the performance of your contract/subscription with us

How does Harley-Davidson use my personal information?

We may use your personal information in the following ways:

- To personalize and enhance your experiences when you interact with Harley-Davidson
- To enable Harley-Davidson to provide you with the highest quality experiences, products, services and motorcycles
- To process and fulfill your orders, which includes sending you transactional emails to confirm your order status and shipment
- To communicate with you and send you information by email, postal mail, telephone (including autodialed or pre-recorded call), text message, or other means about our products, services, contests, and promotions, unless you have directed us not to contact you with promotional communications
- To administer contests and promotions, and to respond to your requests
- To help us learn more about your motorcycle and retail preferences
- To help us manage and improve our websites, events, experiences, products and services
- To update you on membership programs, benefits and service
- To validate your identity
- To alert you about product safety announcement or recall
- To perform market and demographic research
- To establish or exercise our legal rights or defend against any legal claims, or when necessary, to investigate, prevent, or respond to suspected illegal activities or fraud, or to protect the safety, rights, or property of you, us, or a third party

How long does Harley-Davidson retain my personal information?

The amount of time Harley-Davidson will retain personal information varies, depending on the services Harley-Davidson has provided and the nature of the personal information that Harley-Davidson holds. Harley-Davidson only retains personal information for such period of time as is necessary for the legitimate purposes for which the personal data are processed.

Where you purchase products from us online, we may also retain information about your order history (such as Transaction Data relating to previous orders) for up to 10 years. Legal requirements, however, may require us to retain some or all of the personal information we hold for a period of time that is longer than that for which we might otherwise hold.

When personal information is no longer required by Harley-Davidson or by law, Harley-Davidson will either convert it into an aggregated non-identifying form or Harley-Davidson will appropriately destroy or erase the personal information.

Does Harley-Davidson share my information?

We may disclose your personal information for certain business purposes as described below:

- **Our Corporate Family:**We may share your personal information within Harley-Davidson throughout the world (including with, but not exclusive of, Harley-Davidson, Inc., and Harley-Davidson Motor Company Inc. , which are based in the USA) to assist us in providing any HD Services to you, offering any personalized experiences, offering products or other services that may be of interest to you, and to process online orders and other requests.
- **Dealers and HDFS:** We may also share information with our independent dealers and Harley-Davidson Financial Services (HDFS).
- **Third-Party Partners:** We may also share personal information with our third-party partners to the extent necessary for those providers to provide services to us, including, but not limited to, technology partners, payment partners, marketing agencies, professional advisers and other suppliers. In addition, we may give anonymized data (data that cannot be traced back to you) to third party partners for statistical purposes and for analyzing and improving our services. We take steps to ensure that these companies are contractually obligated to keep the personal information that we provide to them confidential and to use such information only as we permit. We may also share personal information with non-affiliated companies that market Harley-Davidson branded products and services, or in connection with your financial obligations concerning a Harley-Davidson product or service. These companies have their own privacy practices and notices.
- **Certain Business Transfers:** Your personal information may be disclosed as part of a corporate business transaction, such as a merger, acquisition, or joint venture, or for the financing or sale of Harley-Davidson assets and could be transferred to another party as one of the business assets in such a transaction. It may also be disclosed in the event of insolvency, bankruptcy, or receivership.
- **Government and Law Enforcement**: We may share your information as required or permitted by law, including sharing with governmental agencies, law enforcement, or authorized third parties, in response to a verified request relating to a criminal investigation or alleged illegal activity or any other activity that may expose us, you, or any other party to legal liability.

SWEEPSTAKES AND CONTESTS

We may use your personal information to send you marketing materials, to conduct surveys, contests, sweepstakes, and to award prizes. We may request additional information to participate in contests and surveys (such as your photos, personal opinions, preferences, and interests). Participation in these surveys or contests is completely voluntary and you may choose whether or not to participate and therefore disclose your information. Contact information will be used to notify the winners and award prizes.

Your Choices

Cookies and Other Tracking Technologies: Harley-Davidson and third-party partners we work with use tracking technologies (including cookies and pixel tags) on our websites in order to provide tailored advertisements on Harley Davidson's behalf and on behalf of other advertisers across the Internet. Harley-Davidson and these companies may collect information about your activity on our websites and other websites, as well as your interaction with our advertising and other communications, and use this information to determine which ads you see on websites and applications.

For more information on our use of cookies, please visit our Cookie Policy.

Your web browser may have settings that allow you to transmit a "Do Not Track" signal when you visit various websites or use online services. Like many websites, Harley-Davidson websites are not designed to respond to "Do Not Track" signals received from website browsers. To learn more about "Do Not Track" signals, visit http://www.allaboutdnt.com/.

Electronic Communications: If you do not wish to receive marketing communications from us, you can opt out of future marketing communications by following the instructions provided in those communications, for instance, in the footer of an email communication. Opt outs are entity specific. Opting out with respect to one entity is not automatically effective with respect to the others. For example, opting out for Harley-Davidson Motor Company does not opt you out of communications from Harley-Davidson Financial Services. Opting out of marketing communications will not affect our administrative communications to you (e.g., communications about your transactions or policy changes). We may also need to contact you via telephone, email (in accordance with applicable laws) or postal mail or notification via the mobile app with questions or information regarding your order or subscription. Further, we are required by law to provide motorcycle owners with warranty and recall information.

Review, Update or Change Your Information: Registered users may review, update, and change the information you provided to us at any time by accessing your account settings.

Children's Privacy: Our online services are not intended for children under the age of 16 and we do not knowingly collect information online from children under the age of 16. If we become aware that we have obtained information from a child under the age of 16 we will delete such information in accordance with applicable law.

What about links to other websites?

For your convenience, the HD Services may contain links to websites or services that are owned or operated by third parties such as authorized Harley-Davidson dealers. This Privacy Policy does not apply to those websites or services, which may have their own privacy policies or notices that you should review to understand how they may collect, use, or disclose your information. Harley-Davidson is not responsible for the content or privacy practices of any linked websites or services that are operated by third parties.

Your California privacy rights

California residents have certain privacy rights detailed in our California Consumer Privacy section. To the extent that there is a conflict between this Privacy Notice and the California Consumer Privacy section, the California Consumer Privacy section will control.

International

To support Harley-Davidson operations, the majority of our computer systems, networks, and devices are currently based in the United States. Accordingly, personal information we obtain through our services may be processed in the United States and elsewhere where data protection and privacy regulations may not offer the same level of protection as in other parts of the world. By accessing our services, you consent to the collection and processing of your personal information in the United States.

Changes to this privacy notice

We reserve the right to change this Privacy Notice prospectively effective upon the posting of the revised Privacy Notice and your use of HD Services indicates your consent to the Privacy Notice posted at the time of use. To the extent any provision of this Privacy Notice is found by a competent tribunal to be invalid or unenforceable, such provision shall be severed to the extent necessary for the remainder to be valid and enforceable.

How do I contact Harley-Davidson?

To change selections about receiving promotional communications, or to update your personal information, you can contact Harley-Davidson by email, telephone, or postal mail. It may take up to 10 days to process your email request and 6-8 weeks to process your postal mail request, during which period you may continue to receive communications from Harley-Davidson. In certain countries, we may be subject to shorter time periods for certain types of request as a matter of law.

If contacting us by postal mail, please include your name and the email address or street address you used when you provided your information to Harley-Davidson.

Email

DataPrivacy@Harley-Davidson.com

Customer Care via phone

1-800-258-2464

Regular Mail

Attn: Chief Privacy Officer
3700 W. Juneau Avenue
Milwaukee, WI 53208

Terms of Use

These terms and conditions of use ("Terms of Use") govern your use of the Harley-Davidson, Inc. and Harley-Davidson Motor Company, Inc. (collectively, "Harley-Davidson") websites (the "Site" or "Sites"). Please also consult our Privacy Policy for a description of our privacy practices and policies, which are incorporated into these Terms of Use by this reference. Compliance with these Terms of Use is a condition to your use of the Sites. If you do not agree to be bound by the Terms of Use, promptly exit this Site.

These Terms of Use provide that all disputes between you and Harley-Davidson will be resolved by BINDING ARBITRATION. ACCORDINGLY, YOU AGREE TO GIVE UP YOUR RIGHT TO GO TO COURT (INCLUDING IN A CLASS ACTION PROCEEDING) to assert or defend your rights under these Terms of Use (except for matters that may be taken to small claims court). Your rights will be determined by a NEUTRAL ARBITRATOR and NOT a judge or jury and your claims cannot be brought as a class action. Please review the Section below entitled Dispute Resolution; Arbitration Agreement for the details regarding your agreement to arbitrate any disputes with Harley-Davidson.

Ownership of the Sites and Content
All pages within the Sites and any material made available for download, unless otherwise noted, are the property of Harley-Davidson, its affiliates, its licensors, or other providers of such material (including users of the H-D1™ Marketplace). The Sites and the Content of the Sites are protected by United States and international copyright and trademark laws. Except as described in these Terms of Use, the content of the Sites, including without limitation the files, documents, text, photographs, images, audio, and video, and any materials accessed through or made available for use or download through the Sites ("**Content**") may not be copied, distributed, modified, reproduced, published or used, in whole or in part, except for purposes authorized or approved by Harley-Davidson in writing, including for the provision of services or products to Harley-Davidson or any of its affiliates, or in connection with a business relationship with Harley-Davidson or any of its affiliates. You may not frame or utilize framing techniques to enclose, or deep linking to, any name, trademarks, service marks, logo, Content or other proprietary information (including images, text, page layout, or form) of Harley-Davidson or one of its affiliates without our express written consent. You may view, copy, print and use Content contained on the Sites solely for your own personal use and provided that: (1) the Content available from the Sites is used for informational and non-commercial purposes only; (2) no text, graphics or other content available from the Sites is modified in any way; and (3) no graphics available from the Sites are used, copied or distributed separate from accompanying text or separate from any copyright, trademark or other proprietary notice.

If you print, copy, modify, download, or otherwise breach these Terms of Use, your right to use the Sites will cease immediately and you must, at our option, return or destroy any copies of the Content that you have made.
Nothing contained herein shall be construed as conferring by implication, estoppel or otherwise any license or other grant of right to use any patent, copyright, trademark or other intellectual property of Harley-Davidson or any of its affiliates or any third party, except as expressly provided herein. No right, title, or interest in the Sites or any Content is transferred to you, and all rights not expressly granted are reserved by Harley-Davidson, Inc. Any use of the Sites not expressly permitted by these Terms of Use is a breach of these Terms of Use and may violate copyright, trademark, and other laws.
Trademarks
The Harley-Davidson name, the H-D bar and shield logo, and all related logo names, logos, product and service names, designs, and slogans are trademarks of Harley-Davidson, Inc. or its affiliates or licensors.
Site Security
You are prohibited from violating or attempting to violate the security of the Sites, including, without limitation, (a) accessing data not intended for such user or logging onto a server or an account which the user is not authorized to access; (b) attempting to probe, scan or test the vulnerability of a system or network or to breach security or authentication measures without proper authorization; (c) attempting to interfere with service to any user, host or network, including, without limitation, via means of submitting a virus to the Sites, overloading, "flooding," "spamming," "mail bombing" or "crashing;" (d) sending unsolicited email, including promotions and/or advertising of products or services; or (e) forging any TCP/IP packet header or any part of the header information in any email or newsgroup posting. Violations of system or network security may result in civil or criminal liability. Harley-Davidson will investigate occurrences that may involve such violations and may involve, and cooperate with, law enforcement authorities in prosecuting users who are involved in such violations. You agree not to use any device, software or routine to interfere or attempt to interfere with the proper working of the Sites or any activity being conducted on the Sites. You agree, further, not to use or attempt to use any engine, software, tool, agent or other device or mechanism (including without limitation browsers, spiders, robots, avatars or intelligent agents) to navigate or search the Sites other than the search engine and search agents available from Harley-Davidson on the Sites and other than generally available third party web browsers (e.g., Microsoft Explorer, Apple Safari, Mozilla Firefox, or Google Chrome).

Access to the Sites is monitored. The requesting URLs, the machine originating the request, and the time of the request are logged for access statistics and security purposes. Use of the Sites constitutes consent to such monitoring. The Sites may be unavailable from time to time due to mechanical, telecommunication, software, hardware and third-party vendor failures. Harley-Davidson cannot predict or control when such downtime may occur and cannot control the duration of such downtime.
Access to Sites
To access the Sites or some of the resources it offers (including resources that allow you to post, view, or comment on content on the Sites), you may be asked to provide certain registration details or other information. It is a condition of your use of the Sites that all the information you provide on the Sites is correct, current and complete. You agree that all information you provide to register with the Sites or otherwise, including but not limited to through the use of any interactive features on the Sites, is governed by our Privacy Policy, and you consent to all actions we take with respect to your information consistent with our Privacy Policy. H-D reserves the right to refuse your access to the Community and/or suspend your account for any reason in its sole discretion, including without limitation if it believes you have submitted fraudulent registration information.
Indemnification
You agree to defend, indemnify and hold harmless Harley-Davidson and its affiliates, and their respective officers, representatives, directors, employees, consultants or agents from and against any and all third party claims, losses, liabilities, damages and expenses(including without limitation reasonable attorneys fees) arising from or related to your use of any Content downloaded or otherwise obtained from the Sites, or your breach of these Terms of Use, including without limitation, your infringement of any intellectual property or other right of Harley-Davidson or any other person or entity.
Links to Other Sites
This website may contain links to, or be accessed through links on, other websites, including sites of Harley-Davidson dealers. All links on the Sites are provided for your convenience only. We have no control over the contents of those sites or resources, and accept no responsibility for them or for any loss or damage that may arise from your use of these third-party sites.

Harley-Davidson dealers are independent contractors and are not agents of Harley-Davidson. Harley-Davidson does not have responsibility for the content, availability, operation or performance of web sites of Harley-Davidson dealers, or any other sites, to which this web site may be linked or from which this web site may be accessed. When you access anon-Harley-Davidson site, please understand that it is independent from Harley-Davidson, and that Harley-Davidson has no control over the content on that website. In addition, a link to a non-Harley-Davidson website does not mean that Harley-Davidson endorses or accepts any responsibility for the content, or the use, of the linked site. It is up to you to take precautions to ensure that whatever you select for your use or download is free of such items as viruses, worms, trojan horses, and other items of a destructive nature. If you decide to access any of the third party sites linked to this site, including any sites operated by Harley-Davidson dealers, you do this entirely at your own risk and subject to the terms and conditions of use for such websites.
Third Party Copyrights and Trademarks
The Sites may include references to third-party trademarks, and copies of third-party copyrighted materials, which are the property of their respective owners. Reference to any product, process, publication, service, or offering of any third party by trade name, trademark, manufacturer or otherwise does not necessarily constitute or imply the endorsement or recommendation of such by Harley-Davidson.
Submissions, Reviews, Feedback and other Postings to the Sites
If you submit, upload, post or transmit any feedback or data, such as ideas, concepts, know-how, techniques, processes, comments, suggestions or questions regarding any Harley-Davidson product, service or the Content of the Sites ("**Feedback**"), such information shall be deemed to be non-confidential, and Harley-Davidson and its affiliates shall have no obligation of any kind with respect to such information.

The Sites may contain features that allow you to submit, upload, post or transmit any information or files to our Sites ("**Submissions**"). Submissions may include photos, videos, software, comments, or other messages. All Submissions must comply with these Terms of Use and our Submission Standards described below. All Submissions will be considered non-confidential and non-proprietary. By submitting, uploading, posting or transmitting Submissions or Feedback you are granting Harley-Davidson and its affiliates the irrevocable, perpetual, fully paid up, royalty-free license and right to use, reproduce, disclose and distribute Submissions and Feedback for any purpose whatsoever, including without limitation developing, marketing and manufacturing products, services and Content incorporating such Submissions and Feedback. You grant Harley-Davidson and its affiliates the right to use the name and likeness that you submit in connection with any Submissions or Feedback. You are responsible for making sure all Submissions that you originate or require are properly backed up so you have ready access thereto in the event of loss, corruption or interruption.

You represent and warrant that: (a) you own or control all rights in and to the Feedback and Submissions and have the right to grant the license below to us and our affiliates and service providers, and each of their and our respective licensees, successors, and assigns; and (b) all of your Submissions and Feedback will comply with these Terms of Use. You understand and acknowledge that you are responsible for any Submissions that you submit or contribute, and you, not Harley-Davidson, have full responsibility for such content, including the legality, reliability, accuracy, and appropriateness. Harley-Davidson and its affiliates take no responsibility and assume no liability for any Submissions or Feedback submitted by you or any third party.

Submissions and Feedback must in their entirety comply with all applicable federal, state, local, and international regulations. Without limiting the foregoing, your Submissions and Feedback must not (collectively with applicable laws, all of the below restrictions on the use of the Sites and the Submissions you provide, the "**Submission Standards**"):

- contain anything that is defamatory, abusive, libelous, violent, hateful, inflammatory, indecent, vulgar, unlawful, obscene, threatening, harassing, fraudulent, pornographic, harmful, or otherwise objectionable, or that could encourage criminal or unethical behavior;
- promote sexually explicit or pornographic material, violence, or discrimination based on race, gender, class, religion, ethnicity, nationality, disability, sexual orientation, age, or other classification;
- promote dangerous riding or dangerous use or misuse of H-D products;
- infringe any patent, trademark, trade secret, copyright, or intellectual property or other rights of any person or entity (including any confidential, non-public information about H-D and H-D products);
- contain a virus or any other harmful component;
- violate the legal rights (including the rights of publicity and privacy) of others or contain any material that could give rise to any civil or criminal liability under applicable laws or regulations tor that otherwise may be in conflict with these Terms of Use and our Privacy Policy;
- be likely to deceive any person;
- intended to cause annoyance, inconvenience, or needless anxiety, or that is likely to upset, embarrass, alarm, or annoy any other person;
- promote any illegal activity, or advocate, promote, or assist in any unlawful act;
- impersonate any person, or misrepresent your identity or affiliation with any person or organization (including Harley-Davidson);
- involve commercial activities or sales, such as contests, sweepstakes, and other sales or promotions, barter, or advertising, unless to otherwise specifically permitted by H-D in writing or you may sell your own, personal appropriate items on areas of the Sites specifically designed for such activities (such as the H-D1™ Marketplace); or
- give the impression that they emanate from or are endorsed by use or any other person or entity, if that is not the case.

By using our Sites or by submitting Feedback Submissions, you agree not to:

- contact other Site users through unsolicited e-mail, telephone calls, mailings or any other method of communication;
- engage in personal attacks or any other type of "flaming" of other users;
- post topics or opinions that are designed to provoke a negative response from one or more specific users (i.e., "trolling");
- engage in disruptive activity of any kind, including Submissions or Feedback containing persistent off topic content or comments, or other statements designed to incite others to violate these Terms of Use;
- include any link or mention of a third-party website that violates any of these Submission Standards; or
- use any abbreviations, self-censoring, symbols, or take other efforts to circumvent any censoring features of H-D's monitoring program.

You agree to defend, indemnify and hold harmless Harley-Davidson and its affiliates, and their respective officers, directors, employees, consultants and agents harmless from and against any and all third party claims, losses, liabilities, damages and expenses (including without limitation reasonable attorneys' fees) arising out of or relating to any Submissions you post or allow to be posted to the Sites.

H-D will not tolerate language intended to intimidate or incite violence. We have the right to: (1) remove or refuse to post any Submissions for any or no reason in our sole discretion; (2) Take any action with respect to any Submissions that we deem necessary or appropriate in our sole discretion, including if we believe that such Submissions violates these Terms of Use, including the restrictions on Submissions described above, infringes any intellectual property right or other right of any person or entity, threatens the personal safety of users of the Sites or the public or could create liability for Harley-Davidson or any of its affiliates; (3) disclose your identity or other information about you to any third party who claims that material posted by you violates their rights, including their intellectual property rights or their right to privacy; (4) take appropriate legal action, including without limitation, referral to law enforcement, for any illegal or unauthorized use of the Sites; or (5) terminate or suspend your access to all or part of the Sites for any or no reason, including without limitation, any violation of these Terms of Use.

Without limiting the foregoing, we have the right to fully cooperate with any law enforcement authorities or court order requesting or directing us to disclose the identity or other information of anyone posting any materials on or through the Sites. YOU WAIVE AND HOLD HARMLESS HARLEY-DAVIDSON AND ITS AFFILIATES, LICENSEES AND SERVICE PROVIDERS FROM ANY CLAIMS RESULTING FROM ANY ACTION TAKEN BY ANY OF THE FOREGOING PARTIES DURING OR AS A RESULT OF ITS INVESTIGATIONS AND FROM ANY ACTIONS TAKEN AS A CONSEQUENCE OF INVESTIGATIONS BY EITHER SUCH PARTIES OR LAW ENFORCEMENT AUTHORITIES.

Harley-Davidson and its affiliates reserve the right (but not the obligation) to monitor and edit or remove any Submissions or Feedback submitted to the Sites. However, we do not regularly review Submissions or Feedback before it is posted on the Sites, and cannot ensure prompt removal of objectionable material after it has been posted. Accordingly, we assume no liability for any action or inaction regarding transmissions, communications or content provided by any user or third party. We have no liability or responsibility to anyone for performance or nonperformance of the activities described in this section.

Copyright Infringement
We take claims of copyright infringement seriously. We will respond to notices of alleged copyright infringement that comply with applicable law. If you believe any materials accessible on or from the Website infringes your copyright, you may request removal of those materials (or access to them) from the Website by submitting written notification to our Copyright Agent (designated below). In accordance with the Online Copyright Infringement Liability Limitation Act of the Digital Millennium Copyright Act (*17 U.S.C.§ 512*) ("DMCA"), the written notice (the "DMCA Notice") must include substantially the following:

- Your physical or electronic signature.
- Identification of the copyrighted work you believe to have been infringed or, if the claim involves multiple works on the Website, a representative list of such works.
- Identification of the material you believe to be infringing in a sufficiently precise manner to allow us to locate that material.
- Adequate information by which we can contact you (including your name, postal address, telephone number and, if available, e-mail address).
- Include both of the following statements in the body of the DMCA Notice:
  "I hereby state that I have a good faith belief that the disputed use of the copyrighted material is not authorized by the copyright owner, its agent, or the law (e.g., as a fair use)."
  "I hereby state that the information in this DMCA Notice is accurate and, under penalty of perjury, that I am the owner, or authorized to act on behalf of the owner, of the copyright or of an exclusive right under the copyright that is allegedly infringed."
- Our designated Copyright Agent to receive DMCA Notices is:
  Legal - Trademark Department
  H-D U.S.A., LLC
  3700 W Juneau Avenue
  Milwaukee, WI 53208
  Email: IPAgent@harley-davidson.com

If you fail to comply with all of the requirements of Section 512(c)(3) of the DMCA, your DMCA Notice may not be effective.

Please be aware that if you knowingly materially misrepresent that material or activity on the Websites is infringing your copyright, you may be held liable for damages (including costs and attorneys' fees) under Section 512(f) of the DMCA.

Repeat Offenders: Please note that it is our policy in appropriate circumstances to disable and/or terminate access users who are repeat infringers, including any accounts/registrations they may require to access the Sites.

Accuracy and Integrity of Information; Colors
Although Harley-Davidson attempts to ensure the integrity and accurateness of the Sites, it makes no representations, warranties or guarantees whatsoever as to the correctness or accuracy of the Sites and Content thereon. It is possible that the Sites could include typographical errors, inaccuracies or other errors, and that unauthorized additions, deletions and alterations could be made to the Sites by third parties. In the event that an inaccuracy arises, please inform Harley-Davidson so that it can be corrected. Information contained on the Sites may be changed or updated without notice. Additionally, Harley-Davidson and its affiliates shall have no responsibility or liability for information or Content posted to the Sites from any non-Harley-Davidson affiliated third party.

Claims of Copyright Infringement
If you are a copyright owner or an agent thereof and believe that any user submission or other content on the Harley-Davidson websites infringes upon your copyrights, you may submit a notification pursuant to the Digital Millennium Copyright Act ("DMCA"). See the Harley-Davidson, Inc. Policy for User Submitted Content.

Disclaimer of Warranties
Harley-Davidson disclaims all warranties, express or implied, including without limitation the warranties or merchantability, fitness for a particular purpose, and non infringement with respect to this site and information, graphics and materials contained herein.

Harley-Davidson does not warrant that access to or use of the Sites will be uninterrupted or error-free or that defects in the Sites will be corrected. The Sites, including any content or information contained within or any related service, are provided "as is," with all faults, with no representations or warranties of any kind, either expressed or implied, including, but not limited to, the implied warranties of merchantability, fitness for a particular purpose, quality of information, quiet enjoyment, and title/non-infringement. Harley-Davidson specifically disclaims all liability for errors or omissions in, or the misuse or misinterpretation of, any information obtained through the Sites. Harley-Davidson does not warrant the accuracy, completeness or timeliness of the information obtained through the Sites.

You assume total responsibility and risk for your use of this site, site-related services, and linked sites. Harley-Davidson does not warrant that files available for download will be free of viruses, worms, trojan horses or other destructive programming. You are responsible for implementing procedures sufficient to satisfy your needs for data back up and security. You agree that Harley-Davidson shall not be liable for any cost or damage arising directly of indirectly from any such code. You assume total responsibility and risk for your use of the Sites and of the internet.

Limitation of Liability Regarding Use of Sites
Harley-Davidson and any third parties mentioned on the Sites are neither responsible nor liable for any direct, indirect, incidental, consequential, special, exemplary, punitive, or other damages whatsoever(including, without limitation, those resulting from lost profits, lost data, or business interruption) arising out of or relating in any way to the Sites, Site-related services, content or information contained within the Sites, and/or any linked Sites, whether based on warranty, contract, tort, or any other legal theory and whether or not advised of the possibility of such damages. Your sole remedy for dissatisfaction with the Sites, Site-related services, and/or linked Sites is to stop using the Sites and/or those services.

Revisions; General
Harley-Davidson reserves the right, in its sole discretion, to terminate your access to all or part of the Sites, with or without cause, and with or without notice. In the event that any of the Terms of Use are held by a court or other tribunal of competent jurisdiction to be unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that these Terms of Use shall otherwise remain in full force and effect. These Terms of Use and the Privacy Policy constitute the entire agreement between Harley-Davidson and you pertaining to the subject matter hereof. In its sole discretion, Harley-Davidson may from time-to-time revise these Terms of Use and its Privacy Policy by updating this posting. You should, therefore, periodically visit this page to review the current Terms of Use and Privacy Policy, so you are aware of any such revisions to which you are bound. Certain provisions of these Terms of Use and the Privacy Policy may be superseded by expressly designated legal notices or terms located on particular pages within the Sites.

Dispute Resolution; Arbitration Agreement
We will work in good faith to resolve any issue you have with the Sites, including products and services ordered or purchased through the Sites, if you bring that issue to the attention of our customer service department. However, we realize that there may be rare cases where we may not be able to resolve an issue to a customer's satisfaction.

You and Harley-Davidson agree that any dispute, claim or controversy arising out of or relating in any way to your use of the Sites, including products and services ordered or purchased through the Sites, shall be determined by binding arbitration instead of in courts of general jurisdiction. Arbitration is more informal than bringing a lawsuit in court. Arbitration uses a neutral arbitrator instead of a judge or jury, and is subject to very limited review by courts. Arbitration allows for more limited discovery than in court, however, we agree to cooperate with each other to agree to reasonable discovery in light of the issues involved and amount of the claim. Arbitrators can award the same damages and relief that a court can award, but in so doing, the arbitrator shall apply substantive law regarding damages as if the matter had been brought in court, including without limitation, the law on punitive damages as applied by the United States Supreme Court. You agree that, by agreeing to these Terms of Use, the U.S. Federal Arbitration Act governs the interpretation and enforcement of this provision, and that you and Harley-Davidson are each waiving the right to a trial by jury or to participate in a class action. This arbitration provision shall survive termination of these Terms of Use and any other contractual relationship between you and Harley-Davidson.

If you desire to assert a claim against Harley-Davidson, and you therefore elect to seek arbitration, you must first send to Harley-Davidson, by certified mail, a written Notice of your claim ("**Notice**"). The Notice to Harley-Davidson should be addressed to: General Counsel, Harley-Davidson, Inc., 3700 W. Juneau Ave., Milwaukee, WI 53208 ("**Notice Address**"). If Harley-Davidson desires to assert a claim against you and therefore elects to seek arbitration, it will send, by certified mail, a written Notice to the most recent address we have on file or otherwise in our records for you. A Notice, whether sent by you or by Harley-Davidson, must (a)describe the nature and basis of the claim or dispute; and (b) set forth the specific relief sought ("**Demand**"). If Harley-Davidson and you do not reach an agreement to resolve the claim within 30 days after the Notice is received, you or Harley-Davidson may commence an arbitration proceeding or file a claim in small claims court. During the arbitration, the amount of any settlement offer made by Harley-Davidson or you shall not be disclosed to the arbitrator. You may download or copy a form Notice and a form to initiate arbitration from the American Arbitration Association at www.adr.org. If you are required to pay a filing fee, after Harley-Davidson receives notice at the Notice Address that you have commenced arbitration, it will promptly reimburse you for your payment of the filing fee, unless your claim is for more than US$10,000. The arbitration will be governed by the Commercial Arbitration Rule sand the Supplementary Procedures for Consumer Related Disputes (collectively, "**AAA Rules**") of the American Arbitration Association ("**AAA**"), as modified by these Terms of Use, and will be administered by the AAA. The AAA Rules and Forms are available online at www.adr.org, by calling the AAA at 1-800-778-7879, or by requesting them from us by writing to us at the Notice Address. The arbitrator is bound by the terms of these Terms of Use. All issues are for the arbitrator to decide, including issues relating to the scope and enforceability of these Terms of Use, including this arbitration agreement. Unless Harley-Davidson and you agree otherwise, any arbitration hearings will take place in the county (or parish) of your billing address. (If you reside outside of the United States, any arbitration hearings will take place in your country of residence at a location reasonably convenient to you, but will remain subject to the AAA Rules including the AAA rules regarding the selection of an arbitrator). If your claim is for US $10,000 or less, we agree that you may choose whether the arbitration will be conducted solely on the basis of documents submitted to the arbitrator, through a telephonic hearing, or by an in-person hearing as established by the AAA Rules. If your claim exceeds US$10,000, the right to a hearing will be determined by the AAA Rules. Regardless of the manner in which the arbitration is conducted, the arbitrator shall issue a reasoned written decision sufficient to explain the essential findings and conclusions on which the award is based. If the arbitrator issues you an award that is greater than the value of Harley-Davidson's last written settlement offer made before an arbitrator was selected (or if Harley-Davidson did not make a settlement offer before an arbitrator was selected), then Harley-Davidson will pay you the amount of the award or US $1,000, whichever is greater. Except as expressly set forth herein, the payment of all filing, administration and arbitrator fees will be governed by the AAA Rules. Each party shall pay for its own costs and attorneys' fees, if any. However, if any party prevails on a statutory claim that affords the prevailing party attorneys' fees, or if there is a written agreement providing for payment or recovery attorneys' fees, the arbitrator may award reasonable fees to the prevailing party, under the standards for fee shifting provided by law.

YOU AND HARLEY-DAVIDSON AGREE THAT EACH MAY BRING CLAIMS AGAINST THE OTHER ONLY IN YOUR OR ITS INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. Further, unless both you and Harley-Davidson agree otherwise, the arbitrator may not consolidate more than one person's claims with your claims, and may not otherwise preside over any form of a representative or class proceeding. The arbitrator may award declaratory or injunctive relief only in favor of the individual party seeking relief and only to the extent necessary to provide relief warranted by that party's individual claim.

If this specific provision is found to be unenforceable, then (a) the entirety of this arbitration provision shall be null and void, but the remaining provisions of these Terms of Use shall remain in full force and effect; and (b) exclusive jurisdiction and venue for any claims will be instate or federal courts in Milwaukee, Wisconsin.

SMS TEXT MESSAGES
You hereby acknowledge that Harley-Davidson may provide you an opportunity to opt in to receive electronic communications on your mobile phone number that you have provided, including push notifications, text messages, and/or other similar communications using an automatic telephone dialing system by or on Harley-Davidson's behalf. These communications may include informational messages as well as promotions, offers, and other marketing materials. Message and data rates may apply if they are charged by your mobile device telecommunications carrier. You may consent to these messages or withdraw your previously-provided consent by logging into the website and checking or unchecking the appropriate box in your profile on our website. You may also withdraw your consent at any time by replying STOP to a message you have received from us. You confirm that any number you provide to us is your own. You understand that you are not required to consent to receiving telemarketing calls or text messages as a condition of receiving H-D's goods and services or for you to access or use the website.

Web Accessibility Statement

Harley-Davidson, Inc. and Harley-Davidson Motor Company, Inc. (collectively, "Harley-Davidson") are committed to facilitating the accessibility and usability of Harley-Davidson Websites. To accomplish this, Harley-Davidson has been and will continue to be implementing features over time to increase the accessibility of the Websites for users with disabilities. Our Websites will be tested on a periodic basis with assistive technology such as screen readers and screen magnifiers, and with users with disabilities who use these technologies.

We have engaged or employed an accessibility consultant to assess the Websites' accessibility and to provide Harley-Davidson with specific recommendations to facilitate increased accessibility.

Harley-Davidson has adopted a website accessibility policy to support its commitment to the accessibility of its Websites. Please be aware that our efforts are ongoing. If, at any time, you have specific questions or concerns about the accessibility of any particular web page on our Websites please contact us at: **800-258-2464.**

HARLEY-DAVIDSON